Exhibit2.01
Resource Extraction Payment Report
Harmony Gold Mining Company Limited
For the period 1 July 2024 to 30 June 2025
Currency of report: South African Rand
In this exhibit, references to “R”, “Rand” is to the South African Rand, the lawful currency of South Africa, “A$” and “Australian dollars” refers to Australian dollars, “K” or “Kina” refers to Papua New Guinean Kina.
Government-level Disclosure

Figures in million
Country	Payee Name	Departments, Agency, etc. within Payee that Received Payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments that required by law or contract	Total
South Africa	Government of South Africa	South African Revenue Service (SARS)	4,355	1,742	—	—	—	—	—	—	6,097
		National Nuclear Regulator	—	—	15	—	—	—	—	—	15
Total South Africa			4,355	1,742	15	—	—	—	—	—	6,112
Papua New Guinea	Government of Papua New Guinea	Papua New Guinea Internal Revenue Commission	16	114	—	—	—	—	—	—	130
Total			4,371	1,856	15	—	—	—	—	—	6,242
Notes:
*When payments are made in A$ or Kina, they were converted into Rand using the weighted average of exchange rates during the reporting period. The weighted average exchange rate for the period from July 1, 2024 to June 30, 2025 were 1R = 0.0849A$ and 1A$ = 2.5954Kina.
Project-level Disclosure

Figures in million
Country	Mineral type	Entity[1]	Project**	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments that required by law or contract	Total
South Africa	Gold	Avgold Limited	Target 1	—	18	1	—	—	—	—	—	19
		African Rainbow Minerals Gold Limited	No operations	—	—	1	—	—	—	—	—	1
		Chemwes (Proprietary) Limited	Mine Waste Solutions	49	—	1	—	—	—	—	—	50
		Covalent Water Company (Proprietary) Limited	Mponeng[2]	—	—	2	—	—	—	—	—	2
		Freegold (Harmony) Proprietary Limited	Freegold[3]	395	274	3	—	—	—	—	—	672
		Golden Core Trade and Invest (Proprietary) Limited	Golden Core[4]	2,005	790	—	—	—	—	—	—	2,795
		Harmony Gold Mining Company Limited	Harmony[5]	481	60	2	—	—	—	—	—	543
		Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	706	331	2	—	—	—	—	—	1,039
		Kalahari Goldridge Mining Company Limited	Kalgold	136	62	—	—	—	—	—	—	198
		Randfontein Estates Limited	Randfontein Estates[6]	285	207	1	—	—	—	—	—	493
		Tswelopele Beneficiation Operation (Proprietary) Limited	Phoenix	284	—	1	—	—	—	—	—	285
		Harmony Copper Limited	No operations	14	—	—	—	—	—	—	—	14
	Uranium[7]	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong (Uranium)[8]	—	—	1	—	—	—	—	—	1
Papua New Guinea	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	16	114	—	—	—	—	—	—	130
	Silver[7]	Morobe Consolidated Goldfields Limited	Hidden Valley	—	—		—	—	—	—	—	—
Total				4,371	1,856	15	—	—	—	—	—	6,242
Notes:
1The disclosure has been done at a statutory entity level as this is the lowest level of disaggregation used for the payment of taxes and royalties.
2Covalent forms part of the Mponeng segment extraction process.
3Freegold consists of Tshepong North, Tshepong South and Joel operations.
4Golden Core consists of Mponeng and Savuka Tailings operations.
5Harmony consists of Masimong and Central Plant Reclamation operations.
6Randfontein Estates consist of Doornkop and Kusasalethu operations.
7As all payments for commodities are made in aggregate, the amounts have been included under gold, being the primary commodity for the group.
8Moab Khotsong (Uranium) consist of Nufcor operations.
9African Rainbow Minerals owns 50% of Freegold (Harmony) Proprietary Limited.
10Harmony Copper limited is the holding company for Harmony Australia.
*When payments are made in A$ or Kina, they were converted into Rand using the weighted average of exchange rates during the reporting period. The weighted average exchange rate for the period from 1 July 2024 to June
30, 2025 were 1R = 0.0849A$ and 1A$ = 2.5954Kina.
**Where the entity has more than one operation, details have been provided in a footnote.
Exhibit2.01
Payment details disclosure

	Disclosure of payments, details
N	Country	Resource	Entity[1]	Project	Extraction Method	Segment	Government	Payment Type	Amount (R million)
1	South Africa	Gold	Avgold Limited	Target 1	Underground Mining	Mining Operations	South African Revenue Service	Royalties	18
2	South Africa	Gold	Avgold Limited	Target 1	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
3	South Africa	Gold	African Rainbow Minerals Gold Limited****	No operations	Underground Mining	No operations	National Nuclear Regulator	Fees	1
4	South Africa	Gold	Chemwes (Proprietary) Limited***	Mine Waste Solutions	Open Pit	Mining Operations	South African Revenue Service	Taxes	49
5	South Africa	Gold	Chemwes (Proprietary) Limited***	Mine Waste Solutions	Open Pit	Mining Operations	South African Revenue Service	Royalties	—
6	South Africa	Gold	Chemwes (Proprietary) Limited***	Mine Waste Solutions	Open Pit	Mining Operations	National Nuclear Regulator	Fees	1
7	South Africa	Gold	Covalent Water Company (Proprietary) Limited	Mponeng	Underground Mining	Mining Operations	South African Revenue Service	Taxes	—
8	South Africa	Gold	Covalent Water Company (Proprietary) Limited	Mponeng	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	2
9	South Africa	Gold	Freegold (Harmony) Proprietary Limited	Freegold	Underground Mining	Mining Operations	South African Revenue Service	Taxes	395
10	South Africa	Gold	Freegold (Harmony) Proprietary Limited	Freegold	Underground Mining	Mining Operations	South African Revenue Service	Royalties	274
11	South Africa	Gold	Freegold (Harmony) Proprietary Limited	Freegold	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	3
12	South Africa	Gold	Golden Core Trade and Invest (Proprietary) Limited	Golden Core	Underground Mining	Mining Operations	South African Revenue Service	Taxes	2,005
13	South Africa	Gold	Golden Core Trade and Invest (Proprietary) Limited	Golden Core	Underground Mining	Mining Operations	South African Revenue Service	Royalties	790
14	South Africa	Gold	Golden Core Trade and Invest (Proprietary) Limited	Golden Core	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	—
15	South Africa	Gold	Harmony Gold Mining Company Limited	Harmony	Underground Mining	Mining Operations	South African Revenue Service	Taxes	481
16	South Africa	Gold	Harmony Gold Mining Company Limited	Harmony	Underground Mining	Mining Operations	South African Revenue Service	Royalties	60
17	South Africa	Gold	Harmony Gold Mining Company Limited	Harmony	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	2
18	South Africa	Gold	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	South African Revenue Service	Taxes	706
19	South Africa	Gold	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	South African Revenue Service	Royalties	331
20	South Africa	Gold	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	2
21	South Africa	Uranium	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	South African Revenue Service	Taxes	—
22	South Africa	Uranium	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	National Nuclear Regulator	Fess	1
23	South Africa	Gold	Kalahari Goldridge Mining Company Limited	Kalgold	Open Pit	Mining Operations	South African Revenue Service	Royalties	62
24	South Africa	Gold	Kalahari Goldridge Mining Company Limited	Kalgold	Open Pit	Mining Operations	South African Revenue Service	Taxes	136
25	South Africa	Gold	Randfontein Estates Limited	Randfontein Estates	Underground Mining	Mining Operations	South African Revenue Service	Taxes	285
26	South Africa	Gold	Randfontein Estates Limited	Randfontein Estates	Underground Mining	Mining Operations	South African Revenue Service	Royalties	207
27	South Africa	Gold	Randfontein Estates Limited	Randfontein Estates	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
28	South Africa	Gold	Tswelopele Beneficiation Operation (Proprietary) Limited***	Phoenix	Open Pit	Mining Operations	South African Revenue Service	Taxes	284
29	South Africa	Gold	Tswelopele Beneficiation Operation (Proprietary) Limited***	Phoenix	Open Pit	Mining Operations	National Nuclear Regulator	Fees	1
30	South Africa	Gold	Harmony Copper Limited****	No operations	Open Pit	No operations	South African Revenue Service	Taxes	14
31	Papua New	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue	Taxes	16
32	Papua New	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue	Royalties	114
33	Papua New	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue	Fees	—
34	Papua New	Silver	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue	Royalties	—
***The choices from the taxonomy are limited to three options, of which only one is a surface mine. As reclamation of tailings is not an available option, the open pit option was selected.
****These entities do not have any direct operations the closest resource extraction was selected.